                                                                     EXHIBIT 4.4

                             FIRST AMENDMENT TO THE
                COMPASS MINERALS INTERNATIONAL, INC. SAVINGS PLAN

      WHEREAS, Compass Minerals International, Inc. (the "Employer") adopted the Compass Minerals International, Inc. Savings Plan (the "Plan") which has been amended from time to time and which was most recently restated by the adoption of the CORPORATEplan for Retirement Profit Sharing/401(k) Plan, Fidelity Basic Plan Document No. 02 (a prototype plan sponsored by Fidelity Management and Research Corporation), by executing an Adoption Agreement effective on December 31, 2004; and

      WHEREAS, the Employer desires to amend the Plan as permitted under Section
16.02 of the Plan which provides for the amendment of the Plan by the Employer.

      NOW, THEREFORE, the Plan is hereby amended effective December 31, 2004 as follows:

      1. Section 1.04(b)(1) ELIGIBILITY TO PARTICIPATE IN PLAN of the Adoption Agreement is amended by adding the following to the end thereof:

            Notwithstanding the foregoing, Employees employed at Cote Blanche must complete one year of Eligibility Service (at least 1,000 Hours of Service during the Eligibility Computation Period) to be eligible to participate in the Plan.

      2. Section 1.04(d) ENTRY DATES of the Adoption Agreement shall be amended by adding the following to the end thereof:

            The Entry Dates with respect to Employees employed at Kenosha and Cote Blanche shall be the first day of each month.

      3. Section 1.05(a) COMPENSATION EXCLUSIONS of the Adoption Agreement shall be amended by adding the following to the end thereof:

            The exclusion(s) elected by the Employer in Section 1.05(a) above shall apply to all eligible Active Participants. Compensation with respect to Employees employed at Kenosha shall also exclude all bonuses except gainsharing bonuses. Compensation with respect to Employees employed at Cote Blanche shall also exclude all bonuses.

      4. Section 1.07(a)(1) REGULAR CONTRIBUTIONS of the Adoption Agreement shall be amended by adding the following to the end thereof:

            The Employer shall make a Deferral Contribution in accordance with
            Section 5.03 on behalf of each Participant who is employed at Kenosha and Cote Blanche and who has an executed salary reduction agreement in effect with the Employer for the payroll period in question, not to exceed 15% of Compensation for that period.

      5. Section 1.07(a)(1)(C) of the Adoption Agreement shall be amended by adding the following to the end thereof:

            Notwithstanding the foregoing, Participants employed at Kenosha and Cote Blanche may revoke, on a prospective basis, a salary reduction agreement any time upon proper notice to the Administrator but in such case may not file a new salary reduction agreement until the first day of the next month.

      6. Section 1.07(a)(3) BONUS CONTRIBUTIONS of the Adoption Agreement shall be amended by adding the following to the end thereof:

            This Section 1.07(a)(3) shall not apply to Participants employed at Cote Blanche and Kenosha except for gainsharing bonuses paid to Participants employed at Kenosha.

      7. Section 1.10(a) MATCHING EMPLOYER CONTRIBUTIONS of the Adoption Agreement is amended by adding the following to the end thereof:

            Notwithstanding the above, for all non-union Employees, the Employer shall make a Basic Matching Employer Contribution on a Participant's After-Tax Employee Contributions not to exceed 6% of the Participant's Compensation for the Plan Year. However, the Basic Matching Employer Contributions shall first be made on an Employee's Elective Deferrals, and then on any After-Tax Employee Contributions, such that when combined, the Basic Matching Employer Contributions do not exceed 6% of a Participant's Compensation for the Plan Year.

            For all Employees subject to a collective bargaining agreement, the Employer shall make a Basic Matching Employer Contribution on a Participant's After-Tax Employee Contributions as provided for in each respective collective bargaining agreement.

      8. Section 1.11 NONELECTIVE EMPLOYER CONTRIBUTIONS of the Adoption Agreement is amended by adding the following to the end thereof:

            Notwithstanding the above, commencing with the Plan Year ending December 31, 2004, Participants covered by the collective bargaining agreement with the International

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            Chemical Workers Union Council/United Food Commercial Workers Union
            Local 287C transferring to the Plan effective July 20, 2004 who were actively employed as of June 1, 2004 and who have or will reach age 65 on or before May 31, 2007, will receive a Nonelective Employer Contribution and allocation of $1,000 for a Plan Year if they are actively employed during the Plan Year.

      9. Section 1.11(b) NONELECTIVE EMPLOYER CONTRIBUTIONS of the Adoption Agreement shall be amended by adding the following to the end thereof:

            Notwithstanding the above, each Employer may make a Nonelective Employer Contribution for each Plan Year for and on account of each Participant who was an Eligible Employee of such Employer for such Plan Year (other than a Participant in the Retirement Plan for Salaried Employees of IMC Global Operations, Inc., or other defined benefit pension plan maintained by an Employer, who made or was deemed to have made an election prior to January 1, 1998, to continue accruing benefits under such plan) and who either:

                  (i) was an Eligible Employee on the last day of such Plan Year, or

                  (ii) terminated employment as an Eligible Employee during such Plan Year on account of death, Disability, retirement on or after attaining age 65 and completing 10 years of service, or attaining age 65, or job elimination due to reduction-in-force, plant closure or sale.

            Any Nonelective Employer Contributions made pursuant to this Section for a Plan Year shall be allocated to each such Participant in an amount equal to the sum of (a) and (b) below where:

            (a) equals the product of the Participant's Base Contribution Percentage multiplied by such Participant's Compensation for such Plan Year while a Participant and an Eligible Employee, and

            (b) equals the product of the Participant's Excess Contribution Percentage multiplied by such Participant's Excess Compensation for such Plan Year while a Participant and an Eligible Employee.

            For purposes of allocations described in this Section, the following definitions shall apply:

            BASE CONTRIBUTION PERCENTAGE means that percentage designated by the Board of Directors of the Company (or a duly authorized committee thereof) for a Plan Year based on the Participant's age on the last day of such Plan Year in accordance with the following schedule:

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
AGE (IN YEARS)            BASE CONTRIBUTION PERCENTAGE
--------------            ----------------------------
Less than 30                   Between 0% and  6%
  30 - 39                      Between 0% and  7%
  40 - 49                      Between 0% and  8%
  50 - 59                      Between 0% and 10%
 60 or more                    Between 0% and 12%

            EXCESS CONTRIBUTION PERCENTAGE means the minimum amount of the Base Contribution Percentage, up to a maximum of 3%, as determined by the Board of Directors of the Company (or a duly authorized committee thereof).

            EXCESS COMPENSATION means the amount by which a Participant's Compensation for a Plan Year exceeds the Federal Social Security Taxable Wage Base in effect at the beginning of such Plan Year.

      10. Section 1.10(c) CONTRIBUTION PERIOD FOR MATCHING EMPLOYER CONTRIBUTIONS shall be amended by adding the following to the end thereof:

            Notwithstanding the foregoing, the Contribution Period with respect to Participants employed by Cote Blanche and Kenosha shall be each payroll period.

      11. Section 1.11(c) CONTINUING ELIGIBILITY REQUIREMENT(S) shall be amended by adding the following to the end thereof:

            A Participant who is employed by Kenosha shall only be entitled to receive Nonelective Employer Contributions for a Plan Year under this Section 1.11 if the Participant is employed on the last day of the Plan Year.

      12. Section 1.12 EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS of the Adoption Agreement shall be amended by adding the following to the end thereof:

            This Section 1.12 shall not be applicable to Active Participants who are covered by a collective bargaining agreement.

      13. Section 1.14 DEFINITION OF DISABLED of the Adoption Agreement shall be amended by adding the following to the end thereof:

            Notwithstanding the foregoing, Participants at Kenosha and Cote Blanche will be considered disabled if he/she is determined to be disabled by a physician approved by the Employer.

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

      14. Section 1.15(b)(2) VESTING SCHEDULE FOR MATCHING EMPLOYER CONTRIBUTIONS of the Adoption Agreement with respect to Participants employed at Cote Blanche shall be a three-year cliff schedule.

      15. Section 5.02 COMPENSATION TAKEN INTO ACCOUNT IN DETERMINING CONTRIBUTIONS of Basic Plan Document No. 02 is amended in its entirety to read as follows:

            COMPENSATION TAKEN INTO ACCOUNT IN DETERMINING CONTRIBUTIONS. In determining the amount or allocation of any contribution that is based on a percentage or amount of Compensation, only Compensation paid to a Participant for services rendered to the Employer or a Participating Employer while employed as an Eligible Employee shall be taken into account. Except as otherwise specifically provided in this Article 5, for purposes of determining the amount and allocation of contributions under this Article 5, Compensation means wages within the meaning of Code Section 3401(a) and all other payments of compensation that are actually paid or made available in gross income during the Plan Year to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement (Form W02) under Code Section 6041(d), Section 6051(a)(3) and
            Section 6052 excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation (other than deferrals referenced below), welfare benefits and Compensation paid during the determination period while not a Participant in the component of the Plan for which the definition is being used. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2). Compensation will include amounts not currently includable in gross income by reason of Code Section 125, Section 132(f)(4), Section 402(e)(3), Section 402(h), Section 457(b) or Section 403(b). Compensation for Plan purposes will not exceed the lesser of $200,000 or the adjusted limit under Code Section 401(a)(17). A cost of living adjustment in effect for a calendar year applies to any period not exceeding 12 months over which Compensation is determined (determination period) beginning in such calendar year. If a determination period is less than 12 months, the dollar limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Compensation of an Owner-Employee or a Self-Employed Individual will equal Earned Income up to the above limitation.

      16. Section 5.08 MATCHING EMPLOYER CONTRIBUTIONS of Basic Plan Document No. 02 is amended in its entirety to read as follows:

            The Employer may make a discretionary Matching Employer Contribution to the Trust in accordance with Section 1.10(a)(2) of the Adoption Agreement or a Safe Harbor Matching Employer Contribution in accordance with Section 1.10(a)(3) of the Adoption Agreement on behalf of different groups of eligible Active Participants, as determined by the Employer. Any Matching Employer Contribution may be allocated among eligible Active Participants in each group in an amount to be determined by the Employer with respect to each group.

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

            Any Matching Employer Contributions that are allocated in different amounts to different Employee groups shall be determined using a cross-tested formula that satisfies the gateway requirements of Treasury Regulation 1.401(a)(4)-8(b).

      17. The first paragraph of Section 5.10 NONELECTIVE EMPLOYER CONTRIBUTIONS of Basic Plan Document No. 02 is amended in its entirety to read as follows:

            The Employer may make a discretionary Nonelective Employer Contributions to the Trust in accordance with Section 1.11(b) of the Adoption Agreement on behalf of different groups of eligible Active Participants, as determined by the Employer. Any Nonelective Employer Contribution may be allocated among eligible Active Participants in each group in an amount to be determined by the Employer with respect to each group. Any Nonelective Employer Contribution shall be determined using a cross-tested formula that satisfies the gateway requirements of Treasury Regulation 1.401(a)(4)-8(b).

            Notwithstanding Section 1.11(b)(1) of the Adoption Agreement, the contribution formula for a Plan Year may be an integrated formula or a non-integrated formula, as determined by the Employer, provided that the formula meets all nondiscrimination requirements of Internal Revenue Code Sections 401(a)(4) and 410(b) and any other applicable nondiscrimination requirements. If a non-integrated formula is elected, such contribution shall be allocated among eligible Active Participants in a group in accordance with Section 5.10(b)(1) of Basic Plan Document No. 02. If an integrated formula is elected for a Plan Year, such contribution shall be allocated among eligible Active Participants in a group in accordance with
            Section 5.10(b)(2) of Basic Plan Document No. 02.

      18. Section (a) of the ADDENDUM TO ADOPTION AGREEMENT FIDELITY BASIC PLAN DOCUMENT NO. 02 RE: ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001 ("EGTRRA"), shall be amended by adding the following to the end thereof:

            Catch-up contributions shall not apply to Participants who are covered by a collective bargaining agreement.

      IN WITNESS WHEREOF, Compass Minerals International, Inc. has hereunto caused its name to be subscribed on this 30th day of December, 2004.

                                      COMPASS MINERALS INTERNATIONAL, INC.

                                      By:  /s/ Victoria Heider

                                      Title:  Vice President of Human Resources

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